UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  October 22, 2004



                    INTEGRATED PERFORMANCE SYSTEMS, INC.
                    ------------------------------------
            (Exact name of registrant as specified in its charter)




            New York                   000-30794               11-3042779
 (State or other jurisdiction   (Commission File Number)     (IRS Employer
       of incorporation)                                  Identification No.)


            10501 FM 720 East                                    75035
              Frisco, Texas                                    (Zip Code)
 (Address of principal executive offices)


                                (972) 381-1212
             (Registrant's telephone number, including area code)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

 ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


 ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT


 ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

      On October 22, 2004 we executed a definitive Agreement and Plan of Merger with Best Circuit Boards, Inc. finalizing the terms of a previously announced agreement of intent to acquire Best Circuit Boards, Inc., d/b/a Lone Star Circuits ("LSC"). Except for a two-year management consulting agreement dated July 23, 2004 between the Company and Brad Jacoby, Chief Executive Officer of LSC, there exists no material relationship between Integrated Performance Systems, Inc. (the "Company") or its affiliates and any of the parties.

      Consideration for the acquisition consists of the Company paying to the LSC shareholders $3 million in cash, a $1 million note payable, a second note payable in an amount to be determined with respect to advances made on behalf of the Company, and issuance to the LSC shareholders common shares of the Company equal to 67.25% of the total issued and outstanding common stock of the Company at the time of closing. Closing is set to occur as soon as practicable, but in no event later than December 23, 2004.

      The $1 million term note (the "Note") is payable at a simple interest rate of 8% per annum, principal and interest payable annually with a term of three (3) years. One Hundred Percent (100%) of the Note is convertible into common stock beginning two (2) years after the closing date at a per share conversion price equal to the lesser of (i) 50% of the market price of Company common publicly traded stock on the day preceding receipt by the Company of the conversion notice, or (ii) $1.00 per share. Market price shall be the average of the best bid and ask quotes.

      It is impracticable at this time to provide financial statements and pro forma financial information for LSC. We expect to file such financial statements and pro forma financial information as soon as practicable, but not later than 75 days after completion of the acquisition.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INTEGRATED PERFORMANCE SYSTEMS, INC.
                                  (Registrant)

                                  By:  /s/  D. RONALD ALLEN
                                  ------------------------------------
                                       D. Ronald Allen
                                       Chief Executive Officer

 Date:     October 28, 2004

                     INTEGRATED PERFORMANCE SYSTEMS, INC.

                                EXHIBIT INDEX

 Exhibit
 Number                   Description of Exhibits
 -------                  -----------------------
 2.1* Agreement and Plan of Merger dated October 22, 2004 between the Company and Best Circuit Boards, Inc.

 _______________
 *  Filed herewith.